UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

RELIV’ INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Reliv International, Inc. (the “Company”) was held on Thursday, May 26, 2011 at 9:00 a.m. Central Daylight Savings Time at the corporate headquarters of the Company located at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri.

The following actions were submitted and approved by a vote of the stockholders of the Company:

1.	Election of seven directors; and

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2011.

Stockholders of record at the close of business on March 24, 2011 were entitled to vote. A total of 9,828,372 shares were represented by proxy or in person at the Annual Meeting, which constituted more than 78% of the Company’s issued and outstanding shares of common stock.  These shares were voted on the matters presented at the Annual Meeting as follows:

1.	For the election of directors:

Name	For	Against	Abstentions and Broker Non-Votes

Robert L. Montgomery	6,512,712	52,795	3,262,865

Carl W. Hastings	6,511,864	53,975	3,262,533

Stephen M. Merrick	6,513,581	52,258	3,262,533

John B. Akin	6,349,802	212,179	3,266,391

Denis St. John	6,509,736	52,245	3,266,391

Michael D. Smith	6,365,709	196,272	3,266,391

John M. Klimek	6,364,996	196,984	3,266,392

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2011.

For	Against	Abstentions and Broker Non-Votes

9,795,714	28,619	4,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on June 3, 2011.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer